SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2015

Kvintess F&DI Holdings Corp.
(Exact name of registrant as specified in charter)

Delaware	0-55317
(State or other jurisdiction	(Commission File Number)
of incorporation)

Baumana St., 62/9, Kazan, Russia	420111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: + 7 (843) 292 99 66

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On February 24, 2015, the Company engaged OOO Moore Stephens as its independent registered public accounting firm. During the two most recent fiscal years and the interim periods preceding the engagement, the Company has not consulted OOO Moore Stephens regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KVINTESS F&DI HOLDINGS CORP.

Date: March 2, 2015
By: /s/ Rufat Abiasov
Rufat Abiasov
Chief Executive Officer